SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) :     November 23, 1999


                         GOUNG HEI INVESTMENT CO., LTD.
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

         333-25900                                       75-2254391
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    (Commission File Number)                 (IRS Employer Identification No.)


                    214 West 39th Street #1006, NY, NY          10018
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         (Address of principal executive offices)             (Zip Code)



         Registrant's telephone number, including area code:  (212) 739-3039
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On November 18, 1999 Goung Hei Investment, Co., Ltd., a Delaware corporation ("Company"), entered into a Reorganization and Stock Purchase Agreement, by and among the Company, the shareholders of Company, who are or will be the owners of the or otherwise represent at least EIGHTY THREE (83%) of all the issued and outstanding common stock and Morgan Cooper, Inc., a New York corporation. Pursuant to the terms and conditions set forth in that agreement, 11,637,652 newly issued shares of the common stock of the Company, which is a publicly held corporation and whose stock trades on the OTC market under "GHIC" were issued, in exchange for all of the issued and outstanding common stock of Morgan Cooper, Inc., thereby making Morgan Cooper, Inc. a wholly owned subsidiary of the Company. This exchange of shares represents approximately 83% of the issued and outstanding shares of the common stock of the Company and effectively transfers control to Morgan Cooper, Inc. At the time of the exchange, the Company had no assets or liabilities of any kind. Simultaneously, the sole officer and director of the Company resigned and the following two directors were elected to replace him: Morgan Cooper, President, and Zarina Cooper, Vice President, Secretary and Treasurer.


ITEM 6. RESIGNATION OF DIRECTORS

The sole officer and director of the Company, Kevin B. Halter, Jr. resigned and the following two directors were elected to replace him: Morgan Cooper, President, and Zarina Cooper, Vice President, Secretary and Treasurer.

Exhibits

 2.1       Stock Purchase Agreement dated November 18, 1999
99.1       Press Release Dated November 22, 1999








                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             GOUNG HEI INVESTMENT CO., LTD.

                                             By: /s/ Morgan Cooper
                                                 ---------------------------
                                                     Morgan Cooper
                                                     President and Secretary



Dated: November 23, 1999